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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                 October 9, 2007

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                         GLOBAL BEVERAGE SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                       000-28027              90-0093439
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

                         2 S. University Dr., Suite 220
                              Plantation, FL 33324
          (Address of principal executive offices, including zip code)

                                 (954) 473-0850
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2007, Global Beverage Solutions, Inc. ("Global Beverage") entered into a Resale of Secured Promissory Note Agreement (the "Agreement") with SOS Resource Services, Inc. ("SOS"). Pursuant to the Agreement, Global Beverage agreed to sell, and SOS agreed to buy, for an aggregate purchase price of $700,000, that certain secured promissory note dated as of January 16, 2007 issued by Rudy Partners Ltd. to Global Beverage.

Pursuant to the terms of the Agreement, Global Beverage received $100,000 in cash from SOS and SOS issued a promissory note (the "Note", which is Exhibit A of the Agreement) to Global Beverage for the remaining amount of the purchase price. The Note does not bear any interest. The Note requires SOS to make eight equal payments of $75,000 to Global Beverage on a weekly basis, beginning on October 22, 2007.

A copy of the Agreement and the Note are filed as an exhibit to this report and are incorporated into this report by reference. The description set forth above is qualified in its entirety by reference to the Agreement and the Note.


Item 9.01  Financial Statements and Exhibits.

     (d)  Exhibits.

          Exhibit
          No.                              Description
          -----------  ---------------------------------------------------------

          10.1         Resale of Secured Promissory Note Agreement


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL BEVERAGE SOLUTIONS, INC.

                                        By: /s/ Jerry Pearring
                                            ----------------------------------
                                            Jerry Pearring
                                            Chief Executive Officer


Date: October 15, 2007